CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------

     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 8 of our report dated January 13, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Cincinnati, Ohio
February 10, 1999